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                                                                Exhibit (d)(ii)

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A

FUND                                                        FUND EFFECTIVE DATE

Schwab 1000 Fund                                            April 2, 1991

Schwab Short-Term Bond Market Fund
  (Formerly known as Schwab Short-Term
  Bond Market Index Fund and
  Schwab Short/Intermediate
  Government Bond Fund)                                     November 4, 1991

Schwab California Long-Term                                 February 20, 1992
  Tax-Free Bond Fund

Schwab Long-Term Tax-Free                                   July 30, 1992
  Bond Fund

Schwab Total Bond Market Fund
  (Formerly known as Schwab Total Bond
  Market Index Fund and Schwab
  Long-Term Government
  Bond Fund)                                                March 1, 1993

Schwab Short/Intermediate Tax-Free                          March 1, 1993
  Bond Fund

Schwab California Short/Intermediate                        March 1, 1993
  Tax-Free Bond Fund

Schwab YieldPlus Fund                                       July 21, 1999

Schwab GNMA Fund                                            January 27, 2003

Schwab California Tax-Free YieldPlus Fund                   November 15, 2004

Schwab Tax-Free YieldPlus Fund                              November 15, 2004

Schwab Inflation Protected Fund                             January 21, 2006
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                                            SCHWAB INVESTMENTS

                                            By:       /s/ Stephen B. Ward
                                                      --------------------------
                                            Name:     Stephen B. Ward
                                            Title:    Senior Vice President and
                                                      Chief Investment Officer

                                            CHARLES SCHWAB INVESTMENT
                                            MANAGEMENT, INC.

                                            By:       /s/ Evelyn Dilsaver
                                                      --------------------------
                                            Name:     Evelyn Dilsaver
                                            Title:    President and
                                                      Chief Executive Officer

Dated as of August 31, 2005
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                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

FUND

SCHWAB 1000 FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million; 0.22% of such assets over $500 million not in excess of $5 billion; 0.20% such daily net assets over $5 billion not in excess of $10 billion; and 0.18% of such assets over $10 billion.

SCHWAB SHORT-TERM BOND MARKET FUND

(Formerly known as Schwab Short-Term Bond Market Index Fund and Schwab Short/Intermediate Government Bond Fund)

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB LONG-TERM TAX-FREE BOND FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB TOTAL BOND MARKET FUND

(Formerly known as Schwab Total Bond Market Index Fund and Schwab Long-Term Government Bond Fund) The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB YIELDPLUS FUND

The annual fee, payable monthly, is 0.35% Of the Fund's average daily net assets not in excess of $500 million and 0.30% Of such assets over $500 million.

SCHWAB GNMA FUND

The annual fee, payable monthly, is 0.45% of the Fund's average daily net assets not in excess of $500 million, 0.40% of such net assets over $500 million but not in excess of $1 billion and 0.375% of such assets over $1 billion.

SCHWAB CALIFORNIA TAX-FREE YIELDPLUS FUND

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB TAX-FREE YIELDPLUS FUND

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB INFLATION PROTECTED FUND

The annual fee, payable monthly, is 0.40% of the Fund's average daily net assets not in excess of $500 million, 0.35% of such net assets over $500 million but not in excess of $1 billion and 0.33% of such assets over $1 billion.

                                            SCHWAB INVESTMENTS

                                            By:       /s/ Stephen B. Ward
                                                      --------------------------
                                            Name:     Stephen B. Ward
                                            Title:    Senior Vice President and
                                                      Chief Investment Officer

                                            CHARLES SCHWAB INVESTMENT
                                            MANAGEMENT, INC.

                                            By:       /s/ Evelyn Dilsaver
                                                      --------------------------
                                            Name:     Evelyn Dilsaver
                                            Title:    President and
                                                      Chief Executive Officer

Dated as of August 31, 2005